SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ /  Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                       Technology Research Corporation
- -------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
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                             TECHNOLOGY RESEARCH CORPORATION

                        Notice of Annual Meeting to Shareholders
                               to be held August 22, 1996


To the Shareholders of
TECHNOLOGY RESEARCH CORPORATION

     You are cordially invited to attend the Annual Meeting of Shareholders of Technology Research Corporation, a Florida corporation (the "Company"), which will be held on August 22, 1996, at 2:30 P.M. Eastern Daylight Savings Time, at the Summit Conference Center, 13575 58th Street North (Rubin Icot Center, Ulmerton Road), Clearwater, Florida, for the following purposes:

     1. To elect five members of the Board of Directors who will be elected to a one-year term of office.

     2. To ratify the selection by the Company's Board of Directors of KPMG Peat Marwick LLP, Certified Public Accountants, as independent auditors of the Company for its fiscal year ending March 31, 1997.

     3. To consider and vote upon a proposal to adopt the 1996 Stock Option Performance Plan.

     4. To consider and act upon any matters related to the foregoing purposes and to transact such other business as may properly be brought before the meeting and at any adjournments thereof.

     A Proxy Statement and Board of Directors Proxy are being mailed with this notice. You are invited to attend the meeting in person, but if you are unable to do so, the Board of Directors requests that you sign, date and return the proxy, as promptly as practicable, by means of the enclosed envelope. If you are present at the meeting and desire to vote in person, you may revoke the proxy, and if you receive more than one proxy (because of different addresses of stockholdings), please fill in and return each proxy to complete your representation.

                                  By order of the Board of Directors


                                  Robert S. Wiggins
                                  Chairman of the Board and
                                  Chief Executive Officer

Clearwater, Florida
July 12, 1996
Enclosures













                           TECHNOLOGY RESEARCH CORPORATION
                              5250 140th Avenue North
                             Clearwater, Florida 34620

                                  PROXY STATEMENT
                                        FOR
                           ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD AUGUST 22, 1996

I.  Solicitation and Revocation of Proxies

     This Proxy Statement and accompanying form of proxy are being mailed on or about July 12, 1996 in connection with the solicitation by the Board of Directors of Technology Research Corporation, a Florida corporation (the "Company") of proxies to be used at the Annual Meeting of Shareholders, to be held on August 22, 1996 at 2:30 P.M. Eastern Daylight Savings Time, at the Summit Conference Center, 13575 58th Street North, Clearwater, Florida (Rubin Icot Center, Ulmerton Road) (the "Annual Meeting"), and at any and all adjournments thereof, for the purposes set forth in the accompanying notice of said meeting, dated July 12, 1996.

     As this solicitation is being made exclusively by the Board of Directors of the Company, any costs incurred in connection therewith will be borne by the Company. Brokerage houses and other nominees of record will be requested to forward all proxy solicitation material to the beneficial owners, and their expenses in such regard will also be paid by the Company. All proxies are being solicited by mail in the accompanying form, but further solicitation following the original mailing may be made by Board representatives or agents by telephone, telegraph or personal contact with certain shareholders.

     Execution of the enclosed proxy will not affect a shareholder's right to attend the meeting and vote in person. A shareholder giving a proxy may revoke it at any time before exercise, by either notifying the Secretary of the Company of its revocation, submitting a substitute proxy dated subsequent to the initial one or attending the Annual Meeting and voting in person.

     All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a signed proxy card will be voted FOR the election of the nominees listed below under the caption "Election of Directors", FOR the ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent accountants, FOR the approval of the 1996 Stock Option Performance Plan, and if any other matters properly come before the Annual Meeting, the persons named as Proxies will vote upon such matters according to their best judgment.

     A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE.









                                       -1-
     A copy of the 1996 Annual Report to Stockholders, which includes the Company's Financial Statements for the fiscal year ended March 31, 1996, has been mailed with this Proxy Statement to all Stockholders entitled to vote at the Annual Meeting.

II.  Voting Securities and Principal Holders Thereof

     Only shareholders of record at the close of business on July 5, 1996 will be entitled to vote at the Annual Meeting. At the close of business on such record date, there were issued and outstanding 5,318,902 shares of the Company's common stock, $.51 par value per share (the "Common Stock"), each of which is entitled to one vote. There are no other classes of voting stock issued and outstanding. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to (i) elect directors; (ii) ratify the appointment of KPMG Peat Marwick LLP as the Company's independent certified public accountants for the year ending March 31, 1997; and (iii) adopt the 1996 Stock Option Performance Plan.

     The following table enumerates, as of July 5, 1996, the name, address, position with the Company, if any, and ownership, both by numerical holding and percentage interest, of the beneficial owners of more than five percent of the Company's outstanding Common Stock, of the directors of the Company, individually, by each of the five most highly compensated executive officers of the Company and of its directors and executive officers as a group:

Name, Position and Address                    Shares              Percentage
   of Beneficial Owner                   Beneficially Owned (1)    of Class
   -------------------                   ------------------        --------

Robert S. Wiggins, Director (2)               199,304               3.7%
1850 Jessica Road
Clearwater, FL 34625

Raymond H. Legatti, Director (2)              145,906               2.7%
1567 Alexander Road
Clearwater, FL  34616

Raymond B. Wood, Director (2)                 175,240               3.3%
1513 Beverly Drive
Clearwater,  FL  34616

Edmund F. Murphy, Jr., Director (2)            29,668               0.6
50 Coe Road, #126
Belleair,  FL  34616

Jerry T. Kendall, Director (2)                  4,001               ---
520 Brightwaters Blvd.
St. Petersburg,  FL  33704

All directors and officers (2)                554,119              10.1%
as a group (5 persons)





                                       -2-
Footnotes:

(1) For purposes of this table, a person or group of persons is deemed to be the "beneficial owner" of any shares that such person has the right to acquire within 60 days following July 5, 1996. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security that such person or persons has the right to acquire within 60 days following July 5, 1996 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes the following shares subject to currently exercisable options held by Messrs. Wiggins (32,144), Legatti (42,772), Wood (56,914), Murphy (8,334) and Kendall (3,334).













































                                       -3-
III. Election of Directors

     A. Number and Composition of the Board of Directors. The By-Laws of the Company provide that its Board of Directors shall consist of not less than three members and may be composed of such higher number, as may be fixed from time to time by action of the Board of Directors or of the shareholders. The Board recommends that the exact number of directors not be determined by shareholder action, thus permitting the Board to increase or decrease the number of directors during the year and to fill any vacancy as it deems advisable to do so. The Board is currently comprised of five members. All five members of the Board of Directors will be elected at the 1996 Annual Meeting.

     B. Meetings and Committees of the Board. The Board of Directors has not appointed a standing nominating committee. Nominees for election to the Board are selected by the incumbent board at a regular meeting thereof. With the exception of an Audit and Compensation Committee, no other standing Board Committee has been formed as of the present time. Each of the incumbent nominees for election to the Board has attended at least 75% of the aggregate number of total meetings of the Board, and of total meetings of each committee of which he is a member, which have been held during the last year. During the Company's most recent fiscal year, ended March 31, 1996, the Board of Directors of the Company held six Board meetings. The Audit and Compensation Committees each held two meetings during the fiscal year. Messrs. Murphy and Kendall are the members of the Audit and Compensation Committees.

         Audit Committee. The Audit Committee has the principal function of reviewing the adequacy of the Company's internal system of accounting controls, conferring with the independent auditors, recommending to the Board of Directors the appointment of independent auditors and considering other appropriate matters regarding the financial affairs of the Company.

         Compensation Committee. The Compensation Committee makes recommendations to the Board with respect to compensation and grants of stock options to management employees. In addition, the Compensation Committee administers plans and programs relating to benefits, incentives, stock options and compensation of the Company's Chief Executive Officer and other executive officers. Members of the Compensation Committee are not entitled to participate in the Company's employee benefit plans and stock option plans for its officers and management employees.

     C. Information Concerning Nominees. Unless authority is withheld as to the Board designated nominees, the shares represented by Board of Directors proxies properly executed and timely received will be voted for the election as Director of the nominees named below, individuals who presently serve as Directors of the Company. If such nominees cease to be a candidate for election for any reason, the proxy will be voted for a substitute nominee designated by the Board of Directors. The Board has no reason to believe the nominees will be unavailable to serve if elected. Board members owning shares of Common Stock intend to either be present and vote their shares in favor of the nominees listed below or give their proxy in support of such nominees. The








                                       -4-
nominees listed below, if elected, will serve a one year term, expiring on the date of the annual meeting of shareholders in 1997. Certain information with respect to each nominee is hereafter set forth:

                                                                   Year
Name                   Age      Position                      First Elected
- ----                   ---      --------                      -------------

Robert S. Wiggins       66      Director, Chairman of the          1988
                                Board, Chief Executive
                                Officer and Chief
                                Financial Officer

Raymond H. Legatti      64      Director and President             1981

Raymond B. Wood         61      Director and Senior                1981
                                Vice President Government
                                Operations and Marketing

Edmund F. Murphy, Jr.   67      Director                           1988

Jerry T. Kendall        53      Director                           1994



     ROBERT S. WIGGINS, age 66, has been Chairman of the Board, Chief Executive officer and Director of the Company since March 1988 and in addition, is presently serving as the Company's Chief Financial Officer. From 1974 to 1987, he was Chairman, Chief Executive Officer and President of Paradyne Corporation, Largo, Florida, a data communications company. Mr. Wiggins served as a consultant for Paradyne from 1987 to March 1988. In addition, he spent three years with GTE Information Systems Division as a Vice President and 13 years in various sales and product development managerial positions with IBM Corporation.

     RAYMOND H. LEGATTI, age 64, has been President of the Company and a member of the Board since its founding in 1981. From 1980 to 1981, he served as Corporate Director of Electronic Activity for Square D Company, whose offices are located in Palatine, Illinois. From 1978 to 1980, he served as Manager of Square D operations in Clearwater, Florida. From 1975 to 1978, he served as President of Electromagnetic Industries, Inc., a subsidiary of Square D Company. During the prior 20 years, he was Vice President of Engineering, Director and General Manager of the Electronics Division of Electromagnetic Industries, Inc. which was acquired by Square D Company in 1974. He has served on the Board of Directors of the Building Equipment Division of the National Electrical Manufacturers Association ("NEMA") and was the Technical Representative for NEMA on the National Fire Prevention Association's Committee for Standards for Anesthetizing Locations. He has served as Chairman of the Ground Fault and Health Care sections of NEMA. Mr. Legatti was appointed as Technical Advisor to the United States National Committee of the International Electrotechnical Commission ("IEC") SC23E for GFCI technology and also is Chairman of the U.S. Technical advisory groups for IEC SC23E/WG2 and WG7, and serves as the expert delegate on several IEC committees representing the USA. Mr. Legatti is also Chairman of IEC 23E/WG7 Committee for Protective Devices





                                       -5-
for Battery Powered Vehicles. Note: The IEC establishes International Electrical Standards. Mr. Legatti serves on the NEMA Electric Vehicle Council, and Mr. Legatti is also NEMA representative on the Electric Power Research Institute ("EPRI") Electric Vehicle Infrastructure Working Council ("IWC"); Health and Safety and Personnel Protection Committees, and also serves as liaison representative between the IWC and the TFC, and is a Member of the Task Group for the U. S. Consumer Products Safety Commission Home Electrical Systems Fire Project. Mr. Legatti also serves on the Underwriters Laboratories Advisory Committee. Mr. Legatti, English-born and educated, has acquired extensive management experience and expertise in the areas of electrical control and measurement in various environments. His 25 separate United States patents are applied in products in wide use in military engine generator systems, hospital insulated electrical systems, and in electrical safety products that protect against shock, electrocution and fires.

     RAYMOND B. WOOD, age 61, has been a Director and Senior Vice President of Government Operations and Marketing of the Company since its inception in 1981. From 1974 to 1981, he was Manager of Engine Generator Component Marketing for Square D Company. He was employed by Electromagnetic Industries, Inc. for 20 years prior to its acquisition by Square D Company. During this time, he held the positions of General Manager of Electromagnetic Industries of Georgia, Military Products Sales Manager, and Design and Project Engineer. Mr. Wood is a charter member of the Electrical Generating Systems Marketing Association ("EGSMA") and is Chairman of the Government Liaison committee for that organization. For the past 31 years, he has been involved in marketing and product application concerning control and measurement of electrical power and engine generator systems. During such 31-year period, Mr. Wood has had extensive contact with the military procurement testing and qualification locations, as well as with the prime contractors to the military. Mr. Wood is frequently consulted on an informal basis for solutions to problems, such as determining why engine generator sets are not functioning properly, by both the military and prime contractors.

     EDMUND F. MURPHY, JR., age 67, was appointed to membership on the Board of Directors by action of the incumbent Board taken as of May 10, 1988. Since 1981, Mr. Murphy has functioned as the sole owner and Chief Executive of Murphy Management Consultants, Inc., a Belleair, Florida based consulting firm providing advice to emerging companies, particularly those engaged in the manufacture and distribution of a proprietary product base. For the preceding eight years he served as Senior Vice President of International Marketing for Paradyne Corporation, a Largo, Florida based, publicly held distributor of data communications equipment.

     JERRY T. KENDALL, age 53, was appointed to Board of Director membership as of March 3, 1994. From 1977 to 1987, he held management positions, including Senior Vice President Sales, Executive Vice President and COO and President of Paradyne Corporation. From 1988 to 1989 he was President of Lasergate Systems and from 1990 to 1993 he was Senior Vice President of Security Tag Systems.
Mr. Kendall is presently Vice President of Sales and Service North American Retail for Sensormatic Electronics Corporation in Deerfield Beach, Florida.









                                       -6-
IV.  Executive officers of the Registrant

Name                         Age         Position
- ----                         ---         --------

Robert S. Wiggins             66         Chief Executive Officer,
                                         Chief Financial Officer,
                                         Chairman of the Board

Raymond H. Legatti            64         President

Raymond B. Wood               61         Senior Vice President of
                                         Government Operations and
                                         Marketing


ROBERT S. WIGGINS, age 66, has served as Chairman of the Board, Chief Executive Officer and Director since March 1988. Additional biographical data on Mr. Wiggins may be found in Section III above.

RAYMOND H. LEGATTI, age 64, served as the Company's President since the Company's inception in 1981. Additional biographical data on Mr. Legatti may be found in Section III above.

RAYMOND B. WOOD, age 61, has served as the Senior Vice President of Government Operations and Marketing since the Company's inception in 1981. Additional biographical data on Mr. Wood may be found in Section III above.

V.   Ratification of Selection of Independent Auditors

     The Company's Board of Directors has selected the independent certified public accounting firm of KPMG Peat Marwick LLP to perform audit and related functions with respect to the Company's accounts for its fiscal year ending March 31, 1997. This is the thirteenth year that the firm has been selected to perform these services for the Company.

     The Board recommends ratification of its selection of KPMG Peat Marwick LLP as the Company's auditors. Should its selection be ratified, the Board reserves the right to discharge and replace such firm of auditors without further shareholder approval if it deems such a change to be in the best interests of the Company.

     One or more representatives of KPMG Peat Marwick LLP may be in attendance at the forthcoming annual shareholder meeting to respond to any appropriate questions which may be raised by shareholders and to make any statement which they may care to address to the attending shareholders.













                                       -7-
VI.  Proposal to Approve the 1996 Stock Option Performance Plan

Introduction

     On July 1, 1996, the Board of Directors of the Company approved, subject to shareholder approval, the 1996 Stock Option Performance Plan (the "1996 Plan"). Unless terminated earlier by the Board of Directors, the 1996 Plan will terminate on June 30, 2006. Unless the 1996 Plan is approved by shareholders, any stock options granted under the 1996 Plan shall be subject to immediate forfeiture.

     The purpose of the 1996 Plan is to further the long-term stability and financial success of the Company by retaining key management employees of the Company who are able to contribute to the financial success of the Company. It is believed that ownership of Common Stock will stimulate the efforts of those employees upon whose judgment, interest and efforts the Company will be largely dependent upon for the successful growth of its business. It is also believed that awards granted to such employees under the 1996 Plan will further the identification of those employees' interests with those of the Company's shareholders by including specific performance criteria, the attainment of which will enable such employees to accelerate the exercise of their options. No current executive officers or directors of the Company are eligible to participate in this Plan.

     The principal features of the 1996 Plan are summarized below. This summary is qualified by reference to the complete text of the 1996 Plan, a copy of which is attached as Exhibit A.

General

     The 1996 Plan authorizes the reservation of an aggregate of 400,000 authorized, but unissued, shares of Common Stock to be available for awards under the Plan. For purposes of determining the number of shares that are available for awards under the 1996 Plan, such number shall, if permissible under Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934 ("Rule 16b-3"), include the number of shares surrendered by a participant as payment upon exercise of an option or retained by the Company in payment of applicable withholding taxes and any shares that are forfeited, expire or terminate prior to their exercise. All shares will be issued pursuant to a stock award and will consist of authorized but unissued shares or shares which have been issued and reacquired by the Company as treasury shares.


     Adjustments will be made in the number of shares which may be issued under the 1996 Plan in the event of a future stock dividend, stock split or similar pro rata change in the number of outstanding shares of Common Stock or the future creation or issuance to shareholders generally of rights, options or warrants for the purchase of Common Stock.

     The Common Stock is traded on National Market System of the NASDAQ inter-dealer quotation system, and on March 31, 1996, the closing price was $4.6875 per share.







                                       -8-
Eligibility

     All present employees of the Company, exclusive of its current executive officers, who hold positions with senior management responsibilities are eligible to receive incentive awards under the 1996 Plan. The Company estimates that it has approximately eight such employees at the present time.

Option Grants

     On July 1, 1996 the Board of Directors approved the grant of incentive stock options under the 1996 Plan to eight members of senior management, subject to approval of the Company shareholders at its annual meeting to be held on August 22, 1996. Each option entitles the holder to exercise up to an aggregate total of 50,000 shares of the Company's Common Stock after such option has been held for a period of ten years, less one day, the exercise of which may be accelerated upon the Company's attainment of the following performance conditions:

     A.  Performance Conditions for Accelerated Vesting:


                                                Shares        Carryover
                                            Vested Early if   Shares for
Fiscal Year Ended    Revenue(4) Net Income(4) Targets Met    Early Vesting
- -----------------    -------    ----------    -----------    -------------

March 31, 1997   $24,000,000    $2,600,000      20,000          17,000 (1)

March 31, 1998    35,000,000     3,800,000      20,000          15,000
                                                                  or
                                                                17,000

March 31, 1999    50,000,000     5,400,000      10,000            -0- (2)(3)


(1) If the performance goals for 1997 are not met, then 17,000 of the 20,000 option shares eligible for early vesting are carried forward to 1998. In the event that the performance goals for 1997 and 1998 are not met, then 32,000 of the 40,000 option shares eligible for early vesting in 1997 and 1998 are carried forward to 1999. If the performance goals for 1997 are met but missed in 1998, then 17,000 of the 20,000 option shares are carried forward to 1999. Any option shares that are not carried forward become subject again to the ten year vesting schedule.


(2) If none of the performance goals for 1997, 1998 or 1999 are met, but fiscal 1999 revenues and net income are each within 10% of the 1999 targets, then each holder shall be entitled to accelerate the exercise of up to 25,000 shares, and the remaining 25,000 shares are again made subject to the ten year vesting schedule.









                                       -9-
(3) If none of the performance goals for 1997, 1998 or 1999 are met and revenues and net income for 1999 each fail to attain the within 10% target noted above, then all 50,000 shares remain eligible for full vesting under the ten year vesting schedule.

(4) Under the terms of the option agreements, the net income and revenues figures will include income from the Company's normal operations and will exclude significant acquisitions of assets or operations of another entity.

     B. Examples. The following examples illustrate the vesting and performance conditions set forth above:

                                       Shares
                                     Accelerated      Shares        Shares
                                         if         Accelerated   Accelerated
                      Shares         Performance        if            if
                    Accelerated      Goal is Met    Goal is Met   Goal is Met
                        if            in Second      in Second     First and
                    Performance       and Third      Year(Not     Second Years
                    Goal is Met       Years(Not      First or     (Not Third
   Year Ended        Each Year       First Year)    Third Year)       Year
   ----------        ---------       -----------    -----------       ----

March 31, 1997        20,000             -0-            -0-          20,000

March 31, 1998        20,000           37,000         37,000         20,000

March 31, 1999        10,000           10,000           -0-            -0-



                                       Shares
                      Shares         Accelerated      Shares         Shares
                    Accelerated      if Goals Met   Accelerated    Accelerated
                  if Goals Met in     in First          if          If Goals
                  First Year and      Year(not       Goals Met      Not Met
                  Third Year(Not      Second or      in Third        in any
   Year Ended       Second Year      Third Year)     Year Only        Year
   ----------       -----------      -----------     ---------        ----

March 31, 1997        20,000           20,000           -0-            -0-

March 31, 1998          -0-              -0-            -0-            -0-

March 31, 1999        27,000             -0-         42,000           -0- or
                                                                  25,000 (2)(3)


     The terms "operating revenues" and "net income" are defined in accordance with annual audited financial statements prepared on behalf of the Company.









                                       -10-
     C. Vesting and Forfeiture of Shares. Notwithstanding the Company's failure to attain one or more of the accelerated vesting conditions set forth above, each option granted under the 1996 Plan shall become 100% vested after the grantee has held the option for a period of ten years less one day while continuing to perform his management duties for the Company. Once the Option has been held for a period of ten years less one day, the option will become completely vested and may be exercised on the date that the option terminates. Upon the termination of employment of a grantee, any Option shares that have become fully vested may be exercised on the day of termination of employment. Thereafter, all Options shall terminate. Upon the disability or death of a grantee, any Option shares that have become fully vested may be exercised within a period of twelve months from the date of death or disability in accordance with the terms of the applicable Stock Option Agreement.

Administration

     The 1996 Plan provides for administration by the Compensation Committee of the Board of Directors or such other committee of the Board as may be appointed from time to time (the "Committee"). No member of the Committee may participate in the Plan. The Committee is comprised of not less than two directors, each of whom is a "disinterested person", as defined in Rule 16b-3(c)(2)(i) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee will have full and final authority to interpret the Plan, establish rules and regulations for its operation, select employees of the Company to receive awards, and determine the form, amount and other terms and conditions of each award. The Committee has been authorized to approve grants and administer the 1996 Plan under the applicable provisions of Rule 16b-3 under the Exchange Act.

Stock Options

     Options to purchase shares of Common Stock granted under the 1996 Plan are intended to be classified as incentive stock options. Incentive stock options qualify for favorable income tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code"), while nonstatutory stock options do not. The exercise price of an incentive stock option may not be less than 100% (or, in the case of an incentive stock option granted to a 10% shareholder, 110%), of the fair market value of the Common Stock on the date of the option grant. The aggregate fair market value of the Company's Common Stock that is issuable upon the exercise of an incentive stock option, determined as of the date of grant, and that may be exercisable for the first time in any calendar year is limited to $100,000. Any option shares that exceed the $100,000 limitation will be deemed to be a nonstatutory option under the 1996 Plan.

     The Committee will determine the period during which any options awarded may be exercised; provided, however, that incentive stock options may not be exercised more than ten years after the date of grant of such option. The Committee may grant options with a provision that an option not otherwise exercisable will become exercisable upon a "change of control," as defined in the 1996 Plan. In general, "change of control" means the acquisition of 51% or more of the Common Stock or voting securities by a person or group and certain changes in the membership of the Board of Directors.






                                       -11-
     Awards will be evidenced by a written agreement containing such terms, conditions, restrictions and/or limitations covering the grant of the award as are not inconsistent with the 1996 Plan.

Transferability of Awards

     All options and rights to receive incentive stock awarded under the 1996 Plan are generally not transferable other than by will or by the laws of descent and distribution.

Amendment of the 1996 Plan and Awards

     The Board may amend the 1996 Plan in such respects as it deems advisable; provided that, if and to the extent required by Rule 16b-3, the shareholders of the Company must approve any amendment that would (i) materially increase the benefits accruing to participants under the 1996 Plan or (ii) materially increase the number of shares of Common Stock that may be issued under the 1996 Plan or (iii) materially modify the requirements of eligibility for participation in the 1996 Plan. Awards granted under the 1996 Plan may be amended with the consent of the recipient so long as the amended award is consistent with the terms of the 1996 Plan.

Federal Income Tax Consequences

     A.     Incentive Stock Options.

     Under current U.S. federal tax law, the following is a brief summary of the U.S. federal income tax consequences generally arising with respect to awards of incentive stock options under the 1996 Plan.

     A participant that is granted an incentive stock option will not recognize any taxable income at the time of the grant of the option or at the time of its exercise. If the participant disposes of the shares acquired pursuant to an incentive stock option more than two years after the date of grant and more than one year from the date of exercise, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction for federal income tax purposes.

     However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be treated as an item includable in the tax base upon which the "alternative minimum tax" may be imposed. Assuming there is no disqualifying disposition, neither the grant nor the exercise of an incentive stock option will produce a tax deduction for the Company.














                                       -12-
     If the shares purchased by the key employee pursuant to the exercise of an incentive stock option are disposed of after the expiration of two years from the date of the grant of the option and after one year from the date of exercise, the gain or loss on the sale, based upon the difference between the amount realized and the exercise price, will constitute long-term capital gain or loss. Under current law, incentive stock options can result in the deferral of income to the date the shares are sold at a rate significantly more favorable than that applicable to non-statutory or other types of deferred compensation. Capital losses may be deducted in full against capital gains but only to a limited extent against ordinary income.

     If the shares purchased by a key employee pursuant to the exercise of an incentive stock option are sold within two years after the date of the grant of the incentive stock option, or within one year after such shares are transferred to the holder and the disqualifying disposition is deemed to be a taxable disposition, so much of the gain as does not exceed the difference between the exercise price and the lesser of the fair market value of the shares on the date of exercise or the amount realized on the date of sale will be taxable as compensation to the key employee. A tax deduction will be allowable to the Company in an amount equal to the compensation recognized by the key employee, provided such amount constitutes reasonable compensation to the key employee and otherwise complies with Section 162(m) of the Code. If the amount realized by the holder upon such disqualifying disposition exceeds the fair market value of such shares on the exercise date, such excess will be deemed to be short term capital gain. Conversely, if the option prices exceeds the amount realized upon such disqualifying disposition, the difference will be short term capital loss.

     B.     Nonstatutory Stock Options.

     An employee will not incur federal income tax when he or she is granted a nonstatutory stock option, Upon exercise of a nonstatutory stock option, an employee generally will recognize compensation income, which is subject to income tax withholding by the Company, equal to the difference between the fair market value of the Common Stock on the date of the exercise and the option price. The Committee has authority under the 1996 Plan to include provisions allowing the employee to elect to have a portion of the shares he would otherwise acquire upon exercise of an option withheld to cover his withholding tax liabilities. The election will be effective only if approved by the Committee and made in compliance with other requirements set forth in the 1996 Plan.

     An employee may deliver shares of Common Stock instead of cash to acquire shares under an incentive stock option or nonstatutory stock option without having to recognize taxable gain (except in some cases with respect to "statutory option stock") on any appreciation in value of the shares delivered. "Statutory option stock" is stock acquired upon the exercise of incentive stock options. However, if an employee delivers shares of "statutory option stock" in satisfaction of all, or any part, of the exercise price under an incentive stock option, and if the applicable holding periods of the "statutory option stock" have not been met he will be considered to have made a taxable disposition of the "statutory option stock."







                                       -13-
     Assuming the employee's compensation is otherwise reasonable and that the new statutory limitations on compensation deductions by publicly held companies imposed by Section 162(m) of the Code do not apply, the Company usually will be entitled to a business expense deduction at the time and in the amount that the recipient of a stock award recognizes ordinary compensation income. No compensation deduction may be taken by the Company when a grantee exercises an incentive stock option unless the employee disposes of Common Stock received upon exercise thereof in violation of the holding period requirements imposed by the Internal Revenue Code.

     The foregoing discussion is not intended to be a complete description of the federal income tax aspects of incentive stock options and non-qualified stock options under the Code and is qualified by administrative and judicial interpretations of applicable provisions of the Code, as amended from time to time.

Vote Required

     The adoption of the 1996 Stock Option Performance Plan requires the affirmative vote of the holders of a majority of the shares present or represented by properly executed and delivered proxies and entitled to vote at an Annual Meeting.


     THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE
     1996 STOCK OPTION PERFORMANCE PLAN IS IN THE
     BEST INTEREST OF ALL SHAREHOLDERS AND, ACCORDINGLY,
     RECOMMENDS A VOTE FOR THE ADOPTION OF THE PROPOSED
     1996 STOCK OPTION PERFORMANCE PLAN.






























                                       -14-
VII. Executive Compensation

     The tables that follow set forth for the years ended March 31, 1994, 1995 and 1996 all compensation paid to the Company's Chairman of the Board and Chief Executive Officer and each of the other four most highly compensated executive officers of the Company whose compensation exceeds $100,000. These tables include a Summary Compensation Table, Option Grants and Aggregated Option Exercises and Option Values table.

     A.     Summary Compensation Table

                                                   Long-Term
                               Annual             Compensation (2)
                            Compensation (1)         Awards
                            ------------             ------

Name and Principal                                    Stock           All Other
Position             Year     Salary($)     Bonus   Options (#)    Compensation
- --------             ----     ---------     -----   -----------    ------------

Robert S. Wiggins    1996     225,000         -0-       -0-            250 (3)
Chairman of the      1995     210,417         -0-     8,334            200 (3)
Board and CEO        1994     200,000         -0-       -0-            200 (3)

Raymond H. Legatti   1996     106,425         -0-     1,700            250 (3)
President            1995      99,000         -0-     2,500            200 (3)
                     1994      90,000         -0-     2,500            200 (3)

H. Jay Hill, Senior  1996      93,750 (5)  13,335       -0-         15,534 (4)
Vice President of    1995      62,500 (6)  20,003    66,667          7,008 (4)
Sales and Marketing  1994         -0-         -0-       -0-            -0-


(1) The column for "Other Annual Compensation" has been omitted because there is no compensation required to be reported in such column. The aggregate amount of perquisites and other personal benefits provided to the Company's Chairman of the Board and other named executives did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus of such officer.

(2) The columns "Restricted Stock Award" and "LTIP Payouts" have been deleted because the Company does not currently offer either type of awards.

(3) The amount indicated consists of a matching contributions made by the Company to its 401(k) Profit Sharing Plan.

(4) The amount indicated consists of non-qualified moving expenses and/or temporary living expenses.

(5) Mr. Hill was an employee for the first 9 months of fiscal year 1996 and therefore only 9 months of information is presented.

(6) Mr. Hill was an employee for the final 7 months of fiscal year 1995 and therefore only 7 months of information is presented.






                                       -15-
     B.  Stock Option Grants

     The following table discloses, for the Company's Chairman of the Board and the other named executives, any grants of stock options made by the Company during the fiscal year ended March 31, 1996.

                                  Option Grants
                     in the Fiscal Year Ended March 31, 1996

                               Individual Grant


                         Number of      Percent of
                         Securities    Total Options
                         Underlying     Granted to
                           Option      Employees in    Exercise   Expiration
Name                      Granted       Fiscal Year     Price        Date
- ----                      -------       -----------     -----        ----

Robert S. Wiggins            -0-

Raymond H. Legatti          1,700 (1)      4.3%        $5.4375 (2) August 23,
                                                                     2005

H. Jay Hill                  -0-




(1) Mr. Legatti was granted a nonqualified stock option on August 23, 1995. One third of such option shares may be exercised commencing one year after the effective date of the grant, up to 66-2/3% of such shares become exercisable commencing on the second anniversary date of the option grant, and 100% of such shares become fully exercisable commencing on the third anniversary date of such grant.

(2) The exercise price may be paid in cash, shares of Common Stock valued at fair market value on the date of exercise or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell a portion of the exercised shares and remits to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

















                                       -16-
     C.  Aggregated Option Exercised

     The following table discloses, for the Company's Chairman of the Board and the other named executives, the number of options exercised, the number of unexercised options, and the value of those unexercised options for the fiscal year ended March 31, 1996.

     Aggregated Option Exercises in Fiscal Year Ended
     March 31, 1996 and Fiscal Year-End Option Values

                 Aggregated Option Exercises in Fiscal Year Ended
                 March 31, 1996 and Fiscal Year-End Option Values

                                                                Value of
                                                                Unexercised
                                                Number of       In-the-
                                                Unexercised     Money
                                                Options at      Options at
                                                Fiscal Year-    Fiscal Year-
                                                End (#)         End ($) (2)
                     Shares
                   Acquired on      Value       Exercisable/    Exercisable/
      Name         Exercise(#)    Realized($)(1)Unexercisable   Unexercisable
      ----         -----------    -----------   -------------   -------------

Robert S. Wiggins      -0-             -0-         32,144/        113,174/0 (3)
                                                    8,334

Raymond H. Legatti    8,334          32,815        42,772/        150,570/0 (3)
                                                    1,966

H. Jay Hill          11,111           7,291          -0-          0/36,456  (3)


(1) An individual option holder, upon exercise of an option, does not receive cash equal to the amount set forth in the Value Realized column of this table. The amount set forth above reflects the increase in the price of the Company's Common Stock from the date of grant to the price of the Company's Common Stock on the option exercise date (i.e. $4.6875 per share on March 31, 1996), multiplied by the applicable number of options. No cash is realized until the shares received upon exercise of an option are sold.

(2) Options are "in-the-money" at the fiscal year end if the fair market value of the underlying securities on such date exceeds the exercise price of the option.

(3) These amounts represent the difference between the exercise price of such stock options and the closing price of the Company's stock on March 31, 1996.











                                       -17-
     D.  Director Compensation

     Although from time to time the Company has granted non-qualified stock options and, in some instances, incentive stock options to certain Directors, no cash compensation or fees for attending meetings of the Board are paid to Directors.

VIII.Proposals of Security Holders

     Proposals of Security Holders intended to be presented at the Annual Meeting of Shareholders of the Company to be held in August 1997, in order to be included in the Company's proxy statement and form of proxy relating to such meeting, must be received by the Company, at its executive offices, not later than March 1, 1997.

IX.  Vote Required

     A bare majority (2,659,452 shares) of the Company's outstanding common capital stock will be necessary to constitute a quorum for the transaction of business at the annual meeting, and each issue to be presented to the shareholders for action will require the vote of a majority of the shares represented at the meeting, either in person or by valid proxy. Because members of the Board of Directors currently are deemed to beneficially own 554,119 of the Company's 5,318,902 shares of outstanding common stock, (10.1%), approval of the Board's nominees for the Board of Directors and approval of other actions recommended in this proxy are probable but are not assured.

X.   Compliance with Section 16(a) of The Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's officers and directors, and persons who own more than ten per cent of a registered class of the Company's Common Stock, file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5), of Common Stock and other equity securities of the Company with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten per cent shareholders are required by SEC regulations to furnish the Company with copies of all such forms they file.

     To the best of the Company's knowledge and belief, based solely on its review of the copies of such forms received that include written representations from certain reporting persons that no additional forms were required to be filed by such persons, the Company believes that all filing requirements applicable to its officers, directors and greater than ten per cent beneficial owners were complied with during the recent fiscal year.















                                       -18-
XI.  Other Matters

     The management has no information that any other matter will be brought before the Annual Meeting. If, however, other matters are presented, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their best judgment, discretionary authority to do so being included in the proxy.

XII. Requests for Copies of Form 10-K

THE COMPANY WILL MAIL, WITHOUT CHARGE, TO ANY SHAREHOLDER OF RECORD OF COMMON STOCK AS OF JULY 5, 1996, AND UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10K, INCLUDING FINANCIAL STATEMENTS, SCHEDULES, AND LISTS DESCRIBING ALL EXHIBITS THERETO. REQUESTS SHOULD BE ADDRESSED TO:

               TECHNOLOGY RESEARCH CORPORATION
               5250 140th AVENUE NORTH
               CLEARWATER, FLORIDA 34620
               ATTENTION: IDA C. LARSEN

SUCH INFORMATION SHALL ALSO BE MAILED TO ANY REQUESTING INDIVIDUAL NOT A SHAREHOLDER OF RECORD WHO REPRESENTS IN WRITING THAT HE IS A BENEFICIAL OWNER OF THE CORPORATION'S COMMON STOCK AS OF JULY 5, 1996.




































                                       -19-
                           TECHNOLOGY RESEARCH CORPORATION

                               APPENDIX A - PROXY CARD

           PROXY FOR ANNUAL MEETING OF SHAREHOLDERS-TO BE HELD AUGUST 22, 1996
               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


Each of the undersigned, as the owner(s) as of July 5, 1996 of common stock of Technology Research Corporation, a Florida corporation(the "Company") hereby appoints Robert S. Wiggins, Chairman of the Board and Scott J. Loucks, and each of them, jointly and severally, as attorney-in-fact and proxy, each with full power of substitution for the limited purpose of voting all shares of the common stock owned by the undersigned at the Annual Meeting of Shareholders of the Company to be held at The Summit Conference Center, 13575 58th Street, North, Clearwater, Florida(Rubin Icot Center, Ulmerton Road) at 2:30 P.M., Eastern Daylight Savings Time, August 22, 1996, and at any adjournments thereof, but only in accordance with the following instructions:


If you are unable to attend the meeting personally, the Board of Directors requests that you complete and mail the proxy to insure adequate shareholder representations at the Meeting. As this proxy is being solicited by the Board of Directors, you are encouraged to contact any member of the incumbent Board if you have any question concerning this proxy or the matters referenced herein.
                               (Continued on reverse side)

1.  Election of Directors  Nominees: Robert S. Wiggins, Raymond H. Legatti,  2.  Approval of KPMG Peat Marwick Certified
                                     Raymond B. Wood, Edmund F. Murphy, Jr.,     Public Accountants, as independent
    FOR all           WITHHOLD       Jerry T. Kendall                            auditors of the company for operating
nominees listed       AUTHORITY                                                  year ending March 31, 1997
to the right       to vote for all   (Instruction:  To withhold authority to vote
(except as marked  nominees listed   for any individual nominee listed above,
to the contrary)     to the right    strike a line through the nominee's name          FOR     AGAINST   ABSTAIN

      ___               ___                                                            ___       ___       ___


3.  Approval of the 1996 Stock       4.  In accordance with their best       This proxy, when properly executed, will be
    Option Performance Plan.             judgment on any other matter        voted in the manner directed herein by the
                                         that may properly be voted          undersigned shareholder(s).  If none of the
    FOR     AGAINST   ABSTAIN            upon at the meeting.                choices specified in Proposals 1, 2 and 3
                                                                             shall be marked, the name proxy is
    ___       ___       ___                                                  authorized and directed to vote FOR the
                                                                             proposals as described therein and in
                                                                             accordance with that certain Proxy
                                                                             Statement dated July 12, 1996


                                                                             Dated: _____________________________, 1996

                                                                             __________________________________________
                                                                                            (Signature)

                                                                             __________________________________________
                                                                                          (Printed Name)


                                                                             If signing in a fiduciary or representative
                                                                             capacity, please give full title as such.
                                                                             If signing as a corporate officer, please
                                                                             give your title and full name of the
                                                                             corporation; or if ownership is in more
                                                                             than one name, each additional owner should
                                                                             sign.
                                                                             PLEASE MARK, SIGN, DATE AND RETURN THIS
                                                                             PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.
